Exhibit 10.1

FORM OF

INDEMNIFICATION AGREEMENT

          This INDEMNIFICATION AGREEMENT (including Appendices A and B hereto, this “Agreement”) is dated and effective as of July 1, 2010 and made by and between XL Capital Ltd, a Cayman Islands exempted company (the “Company”), and [●] (“Indemnitee”). Capitalized terms used but not otherwise defined in the body of this Agreement shall have the respective meanings ascribed to such terms in Appendix B hereto.

          WHEREAS, the Company has proposed to effect a scheme of arrangement under Cayman Islands law (the “Scheme of Arrangement”) pursuant to which the ordinary shareholders of the Company would become ordinary shareholders of XL Group plc, an Irish public limited company (“Parent”), and the Company would become a subsidiary of Parent;

          WHEREAS, it is essential to the Company and Parent that Parent retain and attract highly experienced and capable persons to serve as directors and Employee Officers of Parent;

          WHEREAS, highly experienced and capable persons are more reluctant to serve publicly held corporations as directors or in other capacities unless they are provided with adequate protection through insurance, indemnification and exculpation against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

          WHEREAS, due to restrictions imposed by Irish law, Parent is not able to provide for exculpation of its directors and Employee Officers or to confer indemnification and expense advancement rights on its directors and Employee Officers as broad as the indemnification and expense advancement rights provided by the Company prior to the effectiveness of the Scheme of Arrangement; and

          WHEREAS, in light of the limited ability under Irish law for Parent to exculpate or commit in advance to indemnify or advance expenses to its directors and Employee Officers, it is reasonable, prudent and desirable for the Company, acting in its own best interests as a member of the XL group of companies (which group is comprised of Parent and its subsidiaries (collectively, the “XL Group of Companies” and each, an “XL Group Company”)), contractually to obligate itself to indemnify, and, if so requested by Indemnitee, to advance expenses, as provided herein to an extent substantially similar to that previously provided by the Company, and contractually to provide additional procedural protections to help ensure that such indemnification and expense advancement rights will in fact be available to Indemnitee so long as Indemnitee acts in good faith in the performance of Indemnitee’s duty to the XL Group of Companies; and Indemnitee desires to continue to so serve XL Group of Companies provided, and on the express condition, that he or she is furnished with the indemnity set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Service by Indemnitee. Indemnitee agrees to serve as a director or Employee Officer, as applicable, of Parent faithfully and to the best of Indemnitee’s ability so long as Indemnitee is duly elected or re-elected or appointed or re-appointed and until such time as (i) if Indemnitee serves in the capacity of director, Indemnitee dies, is removed as a director of Parent or resigns or retires as a director of Parent; or (ii) if Indemnitee serves in the capacity of Employee Officer, Indemnitee dies, is terminated as an Employee Officer of Parent or resigns or retires as an Employee Officer. An Indemnitee shall be deemed to be “serving at the request of Parent” or to have “served at the request of Parent” (or any similar construction of similar meaning) to the extent such Indemnitee is serving or has served as an officer, director, employee or executive of any XL Group Company, and Indemnitee shall be deemed to be so serving or have so served without any express (whether written or otherwise) evidence of such request, unless clear evidence to the contrary exists and is provided by Parent.

          2. Advancement of Expenses. Except as limited by Section 10, to the fullest extent permitted under Cayman Islands law, all Expenses incurred by Indemnitee in defending against any Indemnifiable Proceeding described in Section 3 or 4 in advance of the final disposition of such Indemnifiable Proceeding shall be paid by the Company at the request of Indemnitee. Such request shall be made pursuant to Article 3 of Appendix A hereto (the “Procedural Appendix”). In addition, Indemnitee’s entitlement to advancement of Expenses shall include those Expenses incurred in connection with any Indemnifiable Proceeding by Indemnitee seeking an adjudication pursuant to Article 5 of the Procedural Appendix (including the enforcement of this provision), subject to an undertaking by Indemnitee to reimburse such amounts if so required pursuant to Article 3 of the Procedural Appendix.

3. Indemnification for Proceedings by or in the Name of Parent.

          (a) Eligibility. Except as limited by Section 10, Indemnitee shall be entitled to the indemnification rights provided in this Section 3 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding brought by or in the name of Parent to procure a judgment in Parent’s favor by reason of the fact that Indemnitee is or was a director or Employee Officer of Parent, or is or was serving at the request of Parent as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Agreement.

          (b) Indemnity. Except as limited by Section 10, pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted under Cayman Islands law against all judgments, fines, amounts paid in settlement and Expenses incurred by Indemnitee in connection with a Proceeding described in Section 3(a) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Parent or such other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) served by Indemnitee at the request of Parent; provided, however, that no such indemnification shall be made in respect of any such Proceeding as to which such person shall have been found, in a final

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and non-appealable judgment of a court of competent jurisdiction, to be liable for willful neglect or willful default in the performance of such Indemnitee’s duty to Parent or to such other corporation, partnership, joint venture or employee benefit plan, unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such judgments, fines, amounts paid in settlement and Expenses as such court shall deem proper.

          4. Indemnification for Proceedings Other than Proceedings by or in the Right of Parent.

          (a) Eligibility. Except as limited by Section 10, Indemnitee shall be entitled to the indemnification rights provided in this Section 4 if Indemnitee, after the effective date hereof, was or is a party or is threatened to be made a party to any Proceeding (other than a Proceeding by or in the name of Parent, to which Section 3 above shall apply) by reason of the fact that Indemnitee is or was a director or Employee Officer of Parent, or is or was serving at the request of Parent as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan); or by reason of anything done or not done (or allegedly done or not done) by Indemnitee in any such capacity, whether or not Indemnitee is actually serving in such capacity at the time any liability or Expense is incurred for which indemnification or advancement is sought under this Agreement.

          (b) Indemnity. Except as limited by Section 10, pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted under Cayman Islands law against all judgments, fines, amounts paid in settlement and Expenses incurred by Indemnitee in connection with a Proceeding described in Section 4(a) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Parent or such other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) served by Indemnitee at the request of Parent and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          5. Indemnification for Expenses of Successful Party. Notwithstanding the limitations of Sections 3, 4 or 10(d), to the fullest extent permitted by Cayman Islands law and to the extent that Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of any Indemnifiable Proceeding, or in defense of any claim, issue or matter therein, or if it is determined in a final and non-appealable judgment by a court of competent jurisdiction that Indemnitee is otherwise entitled to be indemnified against Expenses, the Company shall indemnify Indemnitee against all Expenses incurred in connection with such Indemnifiable Proceeding.

          6. Partial Indemnification. Except as limited by Section 10, if Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the judgments, fines, amounts paid in settlement or Expenses incurred in connection with any Indemnifiable Proceeding, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such judgments, fines, amounts paid

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in settlement and Expenses incurred to which Indemnitee is entitled (as determined in accordance with Article 2(e) of the Procedural Appendix).

          7. Other Rights to Indemnification. Indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may now or in the future be entitled under (i) any provision of the memorandum of association and articles of association of Parent (the “Parent Governing Documents”), the memorandum of association and articles of association of the Company (the “Company Governing Documents”), or the governing documents of any other entity served by Indemnitee at the request of Parent; (ii) any vote of the shareholders of Parent, the Board of Directors of Parent (the “Parent Board”) or the Board of Directors of the Company (the “Company Board”); (iii) any provision of law; (iv) any agreement; (v) any insurance policy or (vi) otherwise. Nothing in this Agreement shall be deemed to limit or impair in any way any right of Indemnitee with respect to indemnification, advancement of Expenses or exculpation under the Company Governing Documents as in effect prior to the Scheme of Arrangement. The Company acknowledges and agrees that nothing herein shall be deemed to constitute a waiver by Indemnitee of any such rights.

          8. Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks a Proceeding to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, if Indemnitee prevails in whole or in part in such Proceeding, Indemnitee shall be entitled to recover from the Company and shall be indemnified by the Company against any Expenses incurred by Indemnitee in connection with such Proceeding.

          9. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director or Employee Officer of Parent or is serving at the request of Parent as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan) and shall continue thereafter with respect to any possible claims by reason of the fact that Indemnitee was a director or Employee Officer of Parent or was serving at the request of Parent as a director, officer, employee or fiduciary of any other entity (including another corporation, partnership, joint venture, trust or employee benefit plan). This Agreement shall be binding upon all successors and assigns of the Company and shall inure to the benefit of the heirs, personal representatives and estate of Indemnitee. From and after the effective time of the Scheme of Arrangement, the Company shall require and cause any successor (whether direct or indirect and whether by purchase, merger, consolidation, scheme or arrangement, amalgamation or otherwise), including any person or entity who acquires all, substantially all, or a substantial part, of the business and/or assets of the Company, as the case may be, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. If such Agreement shall be unenforceable against any such successor, or if the Company Board makes a good faith determination in its discretion that such successor is less creditworthy than the Company, then the Company will assign the Agreement to a subsidiary of the Company selected by the Company Board and reasonably satisfactory to Indemnitee, against which subsidiary the Agreement shall then be enforceable.

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          10. Limitations on Indemnification and Advancement of Expenses. The rights of Indemnitee to indemnification and advancement of Expenses under this Agreement shall be as set forth herein, except that no indemnification or advancement of Expenses shall be paid hereunder to Indemnitee by the Company:

(a) to the extent expressly prohibited by Cayman Islands law or a final and non-appealable judgment of a court of competent jurisdiction;

          (b) to the extent such indemnification or advancement of Expenses, as applicable, is actually made or then due to Indemnitee (i) under an insurance policy; (ii) under a valid and enforceable provision of the Parent Governing Documents, Company Governing Documents, or the governing documents of any other entity served by Indemnitee at the request of Parent; (iii) pursuant to an agreement of Parent, to the extent permitted by law, or the Company or any other entity served by Indemnitee at the request of Parent; or (iv) by Parent, to the extent permitted by law, in its discretion as contemplated by Article 1 of the Procedural Appendix, except, in each case, in respect of any amounts indemnifiable hereunder exceeding the payment or payments made under clauses (i) through (iv) of this paragraph; or

          (c) except with respect to an Indemnifiable Proceeding pursuant to Section 8 above or Article 5 of the Procedural Appendix, in connection with a Proceeding, or part thereof (including claims and counterclaims) initiated by Indemnitee, unless such Proceeding (or part thereof) initiated by Indemnitee was authorized by the Parent Board;

(d) with respect to any Proceeding that is authorized by the Parent Board and brought by or on behalf of the Parent against Indemnitee, except as provided in Sections 3, 5 and 6; or

          (e) with respect to any claim as to which a final and non-appealable judgment pursuant to Section 16(b) of the Exchange Act or any similar statute has been rendered against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities.

          11. Additional Agreements.

          (a) The Company shall enter into additional agreements that are substantially similar to this Agreement with each person serving as a director or Employee Officer of Parent from time to time, provided, that the Company shall not have any liability, or have any obligation, under this Section 11(a) to the extent that any such other director or Employee Officer is unable or unwilling to enter into such agreement.

          (b) The provisions of this Section 11 may be amended by the written consent of a number of directors or Employee Officers of Parent representing 75% or more of the total number of persons currently servings as directors or Employee Officers of Parent who are Indemnitees under an agreement containing terms substantially similar to this Agreement.

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          12. Separability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent that is consistent with the obligations of the Company to indemnify Indemnitee prior to the effectiveness of the Scheme of Arrangement. In the event of any conflict or inconsistency between this Agreement and the provisions of the Company Governing Documents, to the maximum extent permitted by applicable law this Agreement shall govern with respect to any Indemnifiable Proceeding to which Indemnitee becomes a party on or after the effective date hereof, and to the maximum extent permitted by applicable law the Company Governing Documents shall govern with respect to any Indemnifiable Proceeding to which Indemnitee became a party prior to the effective date hereof.

          13. Headings; Interpretation. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof. References herein to section numbers are to sections of this Agreement, unless otherwise specified. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate. The word “including” shall be deemed to be followed by the words “without limitation.”

          14. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt; (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked; or (iii) if sent by facsimile transmission and fax confirmation is received, on the next business day following the date on which such facsimile transmission was sent. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice to the other party as provided in this Section. The address for notice to Parent shall be the same as indicated for the Company on the signature page of this Agreement, or as subsequently modified by written notice to Indemnitee as provided in this Section.

          15. Governing Law; Consent to Jurisdiction.

(a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

          (b) The Company and Indemnitee hereby irrevocably and unconditionally: (i) agree that any Proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any

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other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any Proceeding arising out of or in connection with this Agreement; (iii) waive any objection to the laying of venue of any such Proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such Proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

16. Other Provisions.

          (a) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

          (b) Nothing contained in this Agreement shall confer upon Indemnitee (including, for the avoidance of doubt, any Employee Officer) any right with respect to the continuation of Indemnitee’s employment with, or provision of services for, any entity within the XL Group of Companies, as applicable, or interfere in any way with the right of any entity within the XL Group of Companies, as applicable, at any time to terminate such employment or services for any reason, with or without cause, and with or without severance, except as may be otherwise provided in a separate written contract between Indemnitee and any entity within the XL Group of Companies.

          (c) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person (including Parent) for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

          (d) Each person serving as a director, corporate secretary or Employee Officer after the effectiveness of the scheme is intended to be and shall be a third party beneficiary of Section 11(a), as such Section 11(a) may be amended from time to time in accordance with this Agreement.

          (e) Except as set forth in Section 11(b), no supplement, modification, amendment or termination of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver and no waiver will be effective unless it is in writing and signed by the waiving party.

          (f) The parties hereto agree that Appendices A and B hereto form an integral part of this Agreement with respect to the subject matter hereof.

          (g) Unless otherwise specified, references to the term “Section” are references to the Sections of this Agreement, and references to the term “Article” are references to the Articles of the Procedural Appendix.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

XL CAPITAL LTD

By:

	Name:	Michael S. McGavick
	Title:	Chief Executive Officer

Address:	XL House
One Bermudiana Road
Hamilton HM 08
Bermuda

Facsimile:	(441) 294-7307

Agreed and accepted as of the date hereof:

INDEMNITEE

By:
Name:
Title:

Address:

Facsimile:

Signature Page to Deed of Indemnification

Appendix A

Certain Procedural Provisions

          Article 1. Request for Parent to Indemnify or Advance as a Prerequisite to Indemnification or Advancement Hereunder. Prior to submitting a claim for, or being entitled to indemnification or advancement of Expenses under this Agreement, Indemnitee shall first submit a written request to the Secretary of Parent for Parent to consider in its discretion, and to the extent permitted by law, whether Parent itself will provide indemnification (and whether Parent itself will advance Expenses in connection with the matter that is the subject of such indemnification request). Such request shall include documentation or information reasonably available to Indemnitee that provides a reasonably detailed description of the facts and circumstances of the request for indemnification or advancement of Expenses. Upon any such request by Indemnitee, Parent may, to the extent permitted by law, consider whether to make such indemnification or advancement of Expenses based on the facts and circumstances related to the request. Parent may require, as a condition to providing any permitted indemnification or advancement of Expenses, that Indemnitee enter into an agreement providing for such indemnification or advancement of Expenses (as applicable) to be made subject to substantially the same terms and conditions applicable to the provision of indemnification and/or advancement of Expenses (as applicable) by the Company hereunder. In the event indemnification and/or advancement of Expenses, as applicable (or a written commitment by Parent to promptly provide such indemnification and/or advancement of Expenses) has not been provided by Parent and received by Indemnitee within 5 business days after the delivery of Indemnitee’s request of Parent pursuant to this Article 1, Indemnitee may submit a written request to the Company for indemnification pursuant to Article 2 of this Procedural Appendix or make a request for advancement under this Agreement pursuant to Article 3 of this Procedural Appendix, as applicable.

          Article 2. Request for Company to Provide Indemnification.

          (a) To receive indemnification under this Agreement, after complying with Article 1 of this Procedural Appendix, Indemnitee must submit a written request to the Secretary of the Company to provide such indemnification. Such request shall include (i) documentation or information reasonably available to Indemnitee that provides a reasonably detailed description of the facts and circumstances of the request for indemnification, and (ii) Indemnitee’s selection of the Determining Party under Article 2(b).

          (b) Upon receipt of a request made pursuant to Article 2(a), the entitlement of Indemnitee to indemnification under this Agreement shall be determined by one of the following parties, as selected by Indemnitee in his or her sole discretion (such party, the “Determining Party”): (i) the Company Board by a majority vote of Disinterested Directors, or (ii) by Independent Counsel in a written opinion to the Company Board, a copy of which shall be delivered to Indemnitee. In the event no Disinterested Director exists to constitute the Determining Party, Independent Counsel shall be the Determining Party. The Determining Party shall make the determination as to the entitlement of Indemnitee to indemnification under this Agreement not later than 45 calendar days after receipt by the Company of a request made pursuant to Article 2(a) or, if Independent Counsel acts as the Determining Party, within 45 calendar days of agreement on the identity of such Independent Counsel.

          (c) In the event that a determination is made by the Company Board that Indemnitee is not entitled to indemnification by the Company hereunder, Indemnitee shall be entitled to seek a determination by Independent Counsel of Indemnitee’s entitlement to indemnification. Independent Counsel shall within 45 calendar days of agreement on the identity of such Independent Counsel provide a determination as to the entitlement of Indemnitee to indemnification under this Agreement in a written opinion to the Company Board, a copy of which shall be delivered to Indemnitee. Such determination by Independent Counsel shall be made de novo and Indemnitee shall not be prejudiced by reason of the determination by the Company Board that Indemnitee is not entitled to indemnification. The Company shall not oppose Indemnitee’s right to seek any such determination of Independent Counsel. If a determination is made by Independent Counsel that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. Any determination of Independent Counsel under this Article 2(c) shall be the final determination of entitlement to indemnification under this Article 2, subject to Article 5 of this Procedural Appendix.

          (d) Any Independent Counsel selected for purposes of Article 2(b) or Article 2(c) shall be selected by the Company and approved by Indemnitee (such approval not to be unreasonably withheld, conditioned or delayed), except that in the event that a Change in Control has occurred, any Independent Counsel shall be selected by Indemnitee. Upon failure of the Company to so select such Independent Counsel or upon failure of Indemnitee to so approve (or to so select, in the event that a Change in Control has occurred), such Independent Counsel shall be selected upon application to a court of competent jurisdiction.

          (e) If the Determining Party (including, for purposes of this Article 2(e), Independent Counsel selected under Article 2(c)) determines that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such person shall reasonably allocate such partial indemnification among the claims, issues or matters at issue at the time of the determination.

          (f) Any Expenses incurred by Indemnitee in connection with a request for indemnification or payment of Expenses hereunder, under any other agreement with the Company or Parent, any provision of the Company Governing Documents or Parent Governing Documents or any directors’ and officers’ liability insurance, shall be borne by the Company. The Company shall indemnify Indemnitee for any such amounts referred to in the immediately preceding sentence and agrees to hold Indemnitee harmless therefrom irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification.

          (g) Notwithstanding anything to the contrary contained in this Article 2, it is understood that no such determination pursuant to Article 2 of this Procedural Appendix shall be required with respect to Indemnitee’s entitlement to indemnification pursuant to Section 8 of this Agreement, Article 2(f) of this Procedural Appendix, or the last sentence of Article 5 of this Procedural Appendix.

          Article 3. Request for Company to Provide Advancement of Expenses. To receive advancement of Expenses under this Agreement, after complying with Article 1 of this Procedural Appendix, Indemnitee shall submit a written request to the Secretary of the Company. Such request shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of Indemnitee, to reimburse such amounts to the Company if it is determined in a final and non-appealable judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses by the Company or Parent as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts shall not be required to be secured and shall be interest free, subject to Section 10 of this Agreement. Each payment of Expenses by the Company shall be made within 10 calendar days after the receipt by the Company of a valid written request for advancement of Expenses.

          Article 4. Effect of Certain Proceedings.

          (a) In making a determination with respect to entitlement to indemnification hereunder, the Determining Party shall, to the fullest extent permitted by Cayman Islands law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Articles 1 and 2 of this Procedural Appendix, and the Company shall, to the fullest extent permitted by Cayman Islands law, have the burden of proof to overcome the presumption that Indemnitee is entitled to indemnification hereunder in connection with any determination to the contrary made pursuant to Articles 1 or 2 of this Procedural Appendix.

          (b) If the Determining Party of this Procedural Appendix shall have failed to make the requested determination within 45 calendar days pursuant to Article 2(b), a requisite determination of entitlement to indemnification shall be deemed to have been irrevocably made and Indemnitee shall be absolutely entitled to such indemnification, absent (i) fraud in the request for indemnification or (ii) a prohibition on such indemnification under Cayman Islands law; provided, however, that such 45-day period may be extended for a reasonable period of time, not to exceed an additional 45 days, if the Determining Party shall in good faith require such additional time to obtain or evaluate documentation and/or information relating to such determination and shall have provided written notice to Indemnitee within the initial 45-day period of such need for an extension of time.

          (c) The termination of any Indemnifiable Proceeding described in Sections 3 or 4 of this Agreement by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not in and of itself: (i) create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Parent, or any other entity served by Indemnitee at the request of Parent, or a relevant employee benefit plan (as the case may be), or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of Indemnitee to indemnification by the Company except as otherwise provided herein.

          Article 5. Effect of Determination Whether to Indemnify or to Advance Expenses. In the event that a determination is made that Indemnitee is not entitled to indemnification by the

Company hereunder or if payment has not been timely made following a determination of entitlement to indemnification pursuant to Articles 1, 2 or 4 of this Procedural Appendix, or if Expenses are not paid pursuant to Article 1 or 3 of this Procedural Appendix, Indemnitee shall be entitled to seek final adjudication in a court of competent jurisdiction of entitlement to such indemnification or payment of Expenses. The determination in any such judicial Proceeding shall be made de novo and Indemnitee shall not be prejudiced by reason of a determination (if so made) pursuant to Articles 1, 2 or 4 of this Procedural Appendix that Indemnitee is not entitled to indemnification. The Company shall not oppose Indemnitee’s right to seek any such adjudication or any other claim. If a determination is made or deemed to have been made pursuant to the terms of Articles 1, 2 or 4 of this Procedural Appendix that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If such court shall determine that Indemnitee is entitled to any indemnification or payment of Expenses hereunder, the Company shall also pay all Expenses incurred by Indemnitee in connection with such adjudication (including any appellate Proceedings).

          Article 6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Indemnifiable Proceeding, Indemnitee shall, if a claim in respect of such Proceeding is to be made against the Company under this Agreement, notify the Company and Parent in writing of the commencement of such Indemnifiable Proceeding; but the omission to so notify the Company and Parent shall not relieve the Company from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company and Parent, the Company and Parent shall be entitled to participate therein at their own expense.

          Article 7. Notice to Insurers. If, at the time of the receipt of a notice of a Indemnifiable Proceeding pursuant to Articles 1, 2 or 3 of this Procedural Appendix, Parent or the Company has directors’ and officers’ liability insurance in effect, Company shall, or, as applicable, shall use its reasonable best efforts to cause Parent to, give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.

Appendix B

Certain Definitions

          “Change in Control” means a change in control of Parent occurring after the effective time of the Scheme of Arrangement of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) whether or not Parent is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control shall be deemed to have occurred if after the date of this Agreement (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act ) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Parent representing (or which upon settlement, exercise or conversion pursuant to their terms would represent) 30% or more of the combined voting power of Parent’s then-outstanding voting securities without the prior approval of at least two-thirds of the members of the Parent Board in office immediately prior to such person attaining such percentage; (ii) Parent consummates a merger, consolidation, scheme of arrangement, sale of assets or other reorganization as a consequence of which members of the Parent Board in office immediately prior to entry into the agreement providing for such transaction constitute less than a majority of the board of directors or similar governing body of the company that is then the ultimate parent company of the corporate group of which Parent is a part upon completion of such transaction; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Parent Board (including for this purpose any new member of the Parent Board whose election or nomination for election by Parent’s shareholders was approved by a vote of at least two-thirds of the members of the Parent Board then still in office who were members of the Parent Board at the beginning of such period and such approval was not in connection with an actual or threatened proxy contest) cease for any reason to constitute at least a majority of the Parent Board.

          “Disinterested Director” means a director of the Company who is not and was not a party to the Indemnifiable Proceeding in respect of which indemnification is being sought by Indemnitee.

          “Employee Officer” means an “officer” (as such term is used under Section 2 of the Companies Act 1963 of the Republic of Ireland) who is an employee of Parent, which, for the avoidance of doubt, shall not be deemed to include auditors, liquidators, or other advisors of Parent.

          “Expenses” includes expenses actually and reasonably incurred in connection with the defense or settlement of any Proceeding, and appeals, attorneys’ and other advisors’ fees and expenses (including retainers and disbursements and advances thereon), witness fees and expenses, expenses relating to any bond, and any expenses relating to establishing a right to indemnification or advancement hereunder, but shall not include the amount of judgments, penalties, fines or amounts paid in settlement.

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          “Indemnifiable Proceeding” means any Proceeding of the type described in Sections 3, 4 or 8 of this Agreement, or Article 5 of the Procedural Appendix and any Proceeding approved by the Parent Board for such purpose, as contemplated by Section 10(c) of this Agreement.

          “Independent Counsel” means a law firm or a member of a law firm that at the relevant time is not, and for the prior five years has not been, retained to represent: (i) the Company, Parent or Indemnitee (or their respective affiliates) in any matter material to any such party, or (ii) any other party to the Indemnifiable Proceeding (or their respective affiliates) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing the Company, Parent or Indemnitee in a Proceeding to determine Indemnitee’s right to indemnification under this Agreement.

          “Proceeding” includes any actual, threatened, pending or completed investigation, action, suit or other proceeding, whether of a civil, criminal, administrative, arbitral, investigative, legislative or other nature.

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